Contact:        Robin Cohan                                            Symbol:  TSIC
                Chief Financial Officer                                Traded:  Nasdaq National
                Tropical Sportswear Int'l Corporation
                Tel:  (813) 249-4900
                Fax:  (813) 249-4904

                                                                                              FOR IMMEDIATE RELEASE

Tropical Sportswear Int'l Elects New Chairperson of the Board

Tampa,  Florida,  February 2, 2004 - Tropical Sportswear Int'l Corporation (NASDAQ:  TSIC) today announced that the
Board of Directors  have elected Ms. Leslie J. Gillock as Chairperson  of the Board of Directors  effective  today.
Ms. Gillock succeeds Mr. Eloy S. Vallina-Laguera who will continue to serve as a member of the board.

Ms.  Gillock has been a director  with  Tropical  since August 1997.  She is Vice  President  Brand  Management  of
Springs  Industries,  Inc. and has over 20 years experience in the textile and apparel industry.  Ms. Gillock is an
"independent" director under Section 301 of the Sarbanes-Oxley Act of 2002.

TSI is a designer,  producer and marketer of high-quality  branded and retailer  private  branded apparel  products that are sold to major retailers in all levels and channels of  distribution.  Primary product lines feature casual and  dress-casual  pants,  shorts,  denim jeans,  and woven and knit shirts for men, women,  boys and girls.  Major owned brands include Savane(R),  Farah(R),  Flyers(TM), The Original Khaki Co.(R),  Bay  to Bay(R),  Two Pepper(R),
Royal Palm(R),  Banana Joe(R),  and  Authentic Chino Casuals(R).   Licensed  brands  include  Bill Blass(R) and Van
Heusen(R).  Retailer  national  private brands that we produce include  Puritan(R),  Member's Mark(R),  George(TM),
Sonoma(R),  Croft & Barrow(R),  St. John's Bay(R),  Roundtree & Yorke(R),  Geoffrey Beene(R),  Izod(R),  and  White
Stag(R).  TSI  distinguishes  itself by providing major retailers  with  comprehensive  brand  management  programs and uses advanced  technology to provide  retailers with customer, product and market analyses, apparel design, and merchandising  consulting and inventory  forecasting with a focus on return on investment.